UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2020

SG BLOCKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

195 Montague Street, 14th Floor

Brooklyn, NY 11201

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08. Shareholder Director Nominations.

On June 3, 2020, the Executive Committee of the Board of Directors of SG Blocks, Inc. (the “Company”) determined that its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) will be held on July 30, 2020 at 10:00 A.M. Eastern Time. Stockholders of record of Company common stock at the close of business on June 22, 2020, the record date for the 2020 Annual Meeting, will be entitled to notice of, and to vote at, the 2020 Annual Meeting.

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), because the date of the 2020 Annual Meeting has changed more than 30 calendar days from the date of the Company’s 2019 Annual Meeting of Stockholders, the Company is required to set a deadline for the receipt of stockholder proposals for inclusion in the Company’s proxy materials for the 2020 Annual Meeting, which must be no later than a reasonable time before the Company begins to print and mail its proxy materials. In accordance with Rule 14a-8, the Company has set such deadline as 6:00 P.M. Eastern Time on June 19, 2020. Any proposal submitted after the above deadline will not be considered timely and will be excluded from the Company’s proxy materials. Proposals of stockholders must also comply with the SEC’s rules regarding the inclusion of shareholder proposals in proxy materials and the Company may omit any proposal from its proxy materials that does not comply with the SEC’s rules.

Stockholder proposals should be submitted in writing to the Corporate Secretary, SG Blocks, Inc., 195 Montague Street, 14th Floor, Brooklyn, New York 11201.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SG Blocks, Inc.

Dated: June 3, 2020	By:	/s/ Paul Galvin
Paul Galvin
Chairman and CEO